UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIMCO ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Newport Center Drive

Newport Beach, California 92660

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
PIMCO Mortgage-Backed Securities Active Exchange-Traded Fund, $0.001 par value per share	Nasdaq Stock Market	33-0761504

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-155395

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of PIMCO Mortgage-Backed Securities Active Exchange-Traded Fund, a series of PIMCO ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 489 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-155395; 811-22250) filed on June 4, 2024, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on October 26, 2015.

2. The Trust’s Certificate of Trust is included as Exhibit (a)(3) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on November  14, 2008.

3. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on October 26, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 13th day of September, 2024.

PIMCO ETF TRUST

By:	/s/ Joshua D. Ratner
Name:	Joshua D. Ratner
Title:	President